Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Manhattan Pharmaceuticals, Inc. hereby certifies that, to the best of his knowledge:

(a)           the Annual Report on Form 10-K of Manhattan Pharmaceuticals, Inc. for the year ended December 31, 2010 the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)           information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Manhattan Pharmaceuticals, Inc.

Dated: March 31, 2011	/s/ Michael McGuinness
Michael G. McGuinness
Principal Executive Officer,
Chief Operating and Financial Officer